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                                   EXHIBIT 23
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                  We consent to the incorporation by reference and use of our report dated February 4, 2000, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, which appears in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 1999 and in Rurban Financial Corp.'s Registration Statement on Form S-8 pertaining to the Rurban Financial Corp. Stock Option Plan.


                                               /s/ Crowe Chizek and Company LLP
                                               --------------------------------
                                               Crowe, Chizek and Company LLP


South Bend, Indiana
March 27, 2000